   As filed with the Securities and Exchange Commission on December 20, 1996
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                               _________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              __________________
                        KEWAUNEE SCIENTIFIC CORPORATION
            (Exact name of Registrant as specified in its charter)

      DELAWARE                                                 38-0715562
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification  Number)


                                2700 WEST FRONT STREET
                    STATESVILLE, NORTH CAROLINA  28677-2927
                                (704) 873-7202
             (Address of Registrant's Principal Executive Offices)
                              __________________

                    1991 KEY EMPLOYEE STOCK OPTION PLAN AND
                     1993 STOCK OPTION PLAN FOR DIRECTORS
                           (Full Title of the Plans)

     D. MICHAEL PARKER                                        COPIES TO:
VICE PRESIDENT-FINANCE, CHIEF FINANCIAL OFFICER,            JAMES T.RHIND
  TREASURER AND SECRETARY                                BELL, BOYD & LLOYD
 KEWAUNEE SCIENTIFIC CORPORATION                      THREE FIRST NATIONAL PLAZA
    2700 WEST FRONT STREET                             70 WEST MADISON STREET
 STATESVILLE, NORTH CAROLINA  28677-2927               CHICAGO, ILLINOIS 60602
     (704) 873-7202                                         (312) 372-1121

                     (Name, Address, and Telephone Number,
                  Including Area Code, of Agent For Service)
                              __________________

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                       PROPOSED          PROPOSED
                                                  AMOUNT               MAXIMUM           MAXIMUM        AMOUNT OF
        TITLE OF EACH CLASS OF                    TO BE             OFFERING PRICE      AGGREGATE      REGISTRATION
      SECURITIES TO BE REGISTERED               REGISTERED             PER UNIT       OFFERING PRICE       FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $2.50 per share    156,500 Shares (1) (2)      $  3.838          $600,647          $182
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $2.50 per share    113,500 Shares (1) (3)      $5.50 (4)         $624,250 (4)      $190
-------------------------------------------------------------------------------------------------------------------------

     (1) This registration statement also covers an indeterminate number of shares of Common Stock may be issuable under the antidilution and other adjustment provisions of the respective plans pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act").

     (2) This amount reflects an aggregate of 156,500 shares of Common Stock which are issuable pursuant to options granted at a weighted average exercise price of $3.838 per share under the following plans: the 1991 Key Employee Stock Option Plan (the "Plan") -- 126,500 shares; and the 1993 Stock Option Plan For Directors (the "Directors' Plan") -- 30,000 shares.

     (3) This which amount reflects an aggregate of 113,500 shares of Common Stock which are issuable under the following plans: the Plan --103,500 shares; and the Directors' Plan -- 10,000 shares.

     (4) Estimated in accordance with rule 457(h) solely for purposes of calculating the registration fee and based upon the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on December 16, 1996, as reported in The WalL Street Journal (Eastern Edition).

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     Not required to be included herewith.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not required to be included herewith.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  DOCUMENTS INCORPORATED BY REFERENCE.

     This registration statement on Form S-8 relates to the registration of shares of common stock of Kewaunee Scientific Corporation (the "Company"), $2.50 par value per share (the "Common Stock").

     The Company incorporates herein by reference the following documents heretofore filed by the Company with the Securities and Exchange Commission:

          (1) The Company's Annual Report on Form 10-K for the year ended April 30, 1996;

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1996;

          (3) The Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1996; and

          (4) The description of the Company's Common Stock set forth under the caption "Description of Capital Stock" in the Company's registration statement on Form 8-A for the registration of the Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments thereto.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes indemnification of directors, officers, employees, and agents of the Company; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees, and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute.

     The Company's Restated Certificate of Incorporation provides for indemnification of the Company's officers and directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. The Company has obtained directors and officers insurance covering its executive officers and directors.

      Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Inapplicable

ITEM 8.  EXHIBITS

     The exhibits to this registration statement are listed in the Exhibit Index which appears elsewhere herein and is hereby incorporated by reference.

ITEM 9.  UNDERTAKINGS

     (a) The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
-----------------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
            ---- ----

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                  ---- ----

     (c)-(g)  Inapplicable.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the provisions described under Item 6 above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (i)-(j)  Inapplicable.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Statesville, State of North Carolina, on December 19, 1996.

                                        KEWAUNEE SCIENTIFIC CORPORATION


                                        By: /s/ Eli Manchester, Jr.
                                           -------------------------------------
                                           Eli Manchester, Jr.
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement, or amendment thereto, has been signed by the following persons in the capacities indicated on December 19, 1996.

         SIGNATURE                                   TITLE
         ---------                                   -----


     /s/ Eli Manchester, Jr.             President, Chief Executive Officer
   ----------------------------
       Eli Manchester, Jr.               and Director (Principal Executive
                                         Officer)


      /s/ D. Michael Parker              Vice President-Finance, Chief Financial
   ----------------------------
        D. Michael Parker                Officer, Treasurer and Secretary


    /s/ Margaret Barr Bruemmer                        Director
   ----------------------------
      Margaret Barr Bruemmer


      /s/ Wiley N. Caldwell                            Director
   ----------------------------
        Wiley N. Caldwell


    /s/ John C. Campbell, Jr.                          Director
   ----------------------------
      John C. Campbell, Jr.


       /s/ Kingman Douglass                            Director
   ----------------------------
         Kingman Douglass


        /s/ James T. Rhind                             Director
   ----------------------------
          James T. Rhind


        /s/ Thomas F. Pyle                             Director
   ----------------------------
          Thomas F. Pyle

                        KEWAUNEE SCIENTIFIC CORPORATION

                                 EXHIBIT INDEX
                                 -------------


     EXHIBIT
     NUMBER                   DESCRIPTION OF EXHIBIT*
     ------                   -----------------------

       4.1          Restated Certificate of Incorporation of the Company
                      (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1985).
       4.2          By-Laws of the Company (as amended as of August 28, 1991)
                      (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1992).
       5.1          Opinion of Bell, Boyd & Lloyd (including consent).
      23.1          Consent of Bell, Boyd & Lloyd (included in Exhibit 5.1).
      23.2          Consent of Deloitte & Touche LLP with respect to the audited financial statements of the Company.

_______________
    * In the case of incorporation by reference to documents filed by the Company under the Securities Exchange Act of 1934, as amended, The Company's file number under that Act is 0-5286.